INDEX TO CONSOLIDATED FINANCIAL INFORMATION

OPPORTUNITY FINANCIAL, LLC

Six Months Ended June 30, 2021

Exhibit 99.1

Opportunity Financial, LLC and Subsidiaries

Consolidated Balance Sheets

(in thousands, except unit data)

	(Unaudited) June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents, including amounts held by variable interest entities of $127 as of December 31, 2020	$55,253	$25,601
Restricted cash, including amounts held by variable interest entities of $54,627 and $12,350 as of June 30, 2021 and December 31, 2020, respectively	65,526	20,056

Total cash, cash equivalents, and restricted cash	120,779	45,657

Finance receivables at fair value, including amounts held by variable interest entities of $253,164 as of June 30, 2021	296,381	—
Finance receivables at amortized cost, net, including amounts held by variable interest entities of $148,473 as of December 31, 2020	132	222,243
Debt issuance costs, net, including amounts held by variable interest entities of $1,786 and $2,576 as of June 30, 2021 and December 31, 2020, respectively	1,786	2,598
Property, equipment and software, net	12,558	10,558
Other assets, including amounts held by variable interest entities of $18 and $26 as of June 30, 2021 and December 31, 2020, respectively	5,599	4,787

Total assets	$437,235	$285,843

Liabilities and Members’ Equity

Liabilities:
Accounts payable, including amounts held by variable interest entities of $7 and $49 as of June 30, 2021 and December 31, 2020, respectively	$627	$1,380
Accrued expenses, including amounts held by variable interest entities of $1,581 and $1,647 as of June 30, 2021 and December 31, 2020, respectively	28,622	22,785
Reserve for repurchase liability	—	4,241
Secured borrowing payable held by variable interest entity	17,649	16,025
Senior debt, net, including amounts held by variable interest entities of $158,300 and $112,076 as of June 30, 2021 and December 31, 2020, respectively	206,644	131,726
Subordinated debt - related party	—	4,000
Other debt	6,354	6,354

Total liabilities	259,896	186,511

Commitments and contingencies (Note 11)

Members’ equity:
Preferred units - no par value, 41,102,500 units authorized, issued, and outstanding as of June 30, 2021 and December 31, 2020	6,660	6,660
Additional paid in capital	581	352
Retained earnings	170,098	92,320

Total members’ equity	177,339	99,332

Total liabilities and members’ equity	$437,235	$285,843

See notes to unaudited consolidated financial statements.

Opportunity Financial, LLC and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(in thousands, except unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Interest and loan related income, net	$78,030	$61,165	$162,133	$135,694
Other income	346	116	500	240

	78,376	61,281	162,633	135,934

Provision for credit losses on finance receivables	(31)	(11,168)	(38)	(39,833)
Provision for repurchase liability	—	(1,707)	—	(5,042)
Change in fair value of finance receivables	(11,306)	—	(33,695)	—

Net revenue	67,039	48,406	128,900	91,059
Expenses:
Salaries and employee benefits	14,694	8,762	28,966	17,014
Direct marketing costs	11,439	804	18,922	3,276
Interest expense and amortized debt issuance costs	6,385	5,242	10,856	11,649
Interest expense - related party	—	139	137	279
Professional fees	3,674	1,094	5,880	2,104
Depreciation and amortization	2,413	1,579	4,577	2,976
Technology costs	2,422	1,811	4,569	3,692
Payment processing fees	1,684	798	3,312	1,746
Occupancy	879	708	1,759	1,421
Management fees - related party	175	—	350	—
General, administrative and other	5,287	2,350	7,201	4,886

Total expenses	49,052	23,287	86,529	49,043

Net income	$17,987	$25,119	$42,371	$42,016

	Three Months Ended June 30,
	2021		2020
	Preferred Unit	Profit Unit Interest	Preferred Unit	Profit Unit Interest
Unit data:
Earnings per unit:
Basic	$0.34	$0.34	$0.49	$0.49
Diluted	$0.34	$0.34	$0.49	$0.49
Weighted average units outstanding:
Basic	41,102,500	12,147,335	41,102,500	10,159,227
Diluted	41,331,004	12,147,335	41,102,500	10,159,227

	Six Months Ended June 30,
	2021		2020
	Preferred Unit	Profit Unit Interest	Preferred Unit	Profit Unit Interest
Earnings per unit:
Basic	$0.86	$0.56	$0.88	$0.58
Diluted	$0.86	$0.56	$0.88	$0.58
Weighted average units outstanding:
Basic	41,102,500	12,170,168	41,102,500	9,974,632
Diluted	41,331,004	12,170,168	41,102,500	9,974,632

See notes to unaudited consolidated financial statements.

Opportunity Financial, LLC and Subsidiaries

Consolidated Statements of Members’ Equity (Unaudited)

(in thousands, except unit data)

	Preferred Units		Additional Paid	Retained	Total Members’
	Units	Amount	in Capital	Earnings	Equity
Balance, March 31, 2021	41,102,500	$6,660	$401	$187,054	$194,115
Current period effects of adopting fair value option	—	—	—	(1,817)	(1,817)
Profit interest compensation	—	—	180	—	180
Member distributions	—	—	—	(33,126)	(33,126)
Net income	—	—	—	17,987	17,987

Balance, June 30, 2021	41,102,500	$6,660	$581	$170,098	$177,339

Balance, March 31, 2020	41,102,500	$6,660	$208	$46,713	$53,581
Member distributions	—	—	—	(55)	(55)
Net income	—	—	—	25,119	25,119

Balance, June 30, 2020	41,102,500	$6,660	$208	$71,777	$78,645

Balance, December 31, 2020	41,102,500	$6,660	$352	$92,320	$99,332
Effects of adopting fair value option	—	—	—	69,435	69,435
Profit interest compensation	—	—	229	—	229
Member distributions	—	—	—	(34,028)	(34,028)
Net income	—	—	—	42,371	42,371

Balance, June 30, 2021	41,102,500	$6,660	$581	$170,098	$177,339

Balance, December 31, 2019	41,102,500	$6,660	$208	$30,579	$37,447
Member distributions	—	—	—	(818)	(818)
Net income	—	—	—	42,016	42,016

Balance, June 30, 2020	41,102,500	$6,660	$208	$71,777	$78,645

See notes to unaudited consolidated financial statements.

Opportunity Financial, LLC and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$42,371	$42,016
Adjustments to reconcile net income to net cash provided by operating activities:
Change in fair value of finance receivables	33,695	—
Provision for credit losses on finance receivables	38	39,833
Provision for repurchase liability	—	5,042
Depreciation and amortization	4,577	2,976
Debt issuance cost amortization	1,163	977
Profit interest compensation	229	—
Loss on disposition of equipment	4	—
Changes in assets and liabilities:
Unamortized loan origination costs	—	6,909
Accrued interest and fees receivable	(1,512)	3,606
Other assets	(812)	(314)
Accounts payable	(753)	(1,861)
Accrued expenses	5,837	(267)

Net cash provided by operating activities	84,837	98,917

Cash flows from investing activities:
Finance receivables originated and acquired	(427,412)	(353,196)
Finance receivables repayments and recoveries	386,115	358,085
Net repurchases from third-party lender	—	(6,839)
Purchases of equipment and capitalized technology	(6,581)	(5,678)

Net cash used in investing activities	(47,878)	(7,628)

Cash flows from financing activities:
Member distributions	(34,028)	(818)
Net advances (payments) of secured borrowing payable	1,624	(4,852)
Net advances (payments) in senior debt	76,228	(41,470)
Payment of subordinated debt - related party	(4,000)	—
Proceeds from other debt	—	6,354
Payment for debt issuance costs	(1,661)	(2,174)

Net cash provided by (used in) financing activities	38,163	(42,960)

Net increase in cash, cash equivalents and restricted cash	75,122	48,329

Cash, cash equivalents and restricted cash
Beginning	45,657	35,979

Ending	$120,779	$84,308

Supplemental disclosure of cash flow information:
Interest paid on borrowed funds	$10,002	$11,043

Non-cash change from adopting fair value option on finance receivables	$69,435	$—

See notes to unaudited consolidated financial statements.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

Note 1.    Nature of Operations and Significant Accounting Policies

Nature of operations: The accompanying consolidated financial statements include the accounts of Opportunity Financial, LLC and its wholly owned subsidiaries: Opportunity Funding SPE II, LLC, Opportunity Funding SPE III, LLC, Opportunity Funding SPE IV, LLC, Opportunity Funding SPE V, LLC, Opportunity Funding SPE VI, LLC, and OppWin, LLC (collectively, the Company).

Opportunity Financial, LLC, a Delaware Limited Liability Company, is an online nonprime consumer finance company that is headquartered in Chicago, Illinois. The Company also does business as OppLoans. The Company primarily services and facilitates unsecured installment finance receivables and lines of credit directly to consumers and is licensed to operate within 40 states. In November 2020, the Company launched a salary-linked product (SalaryTap). The Company’s revenue is derived primarily from facilitation of consumer loans.

In 2019, the Company ceased the origination of unsecured lines of credit. As of June 30, 2021, the Company did not have any outstanding finance receivables relating to lines of credit.

In 2017, the Company entered into a preferred return agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE II, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE II, LLC acquires receivables from Opportunity Financial, LLC and OppWin LLC, and the third party receives a future preferred economic interest in these assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is being accounted for as a secured borrowing payable and the entity holds all assets on its balance sheet, which collateralize the debt.

In 2018, the Company entered into a credit agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE III, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE III, LLC uses the proceeds from the credit facility to acquire receivables from Opportunity Financial, LLC and OppWin, LLC, which the lender receives first priority lien on all of the entity’s assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is accounted for as senior debt in which this bankruptcy protected entity holds all assets on its balance sheet, which collateralize the debt.

In 2019, the Company entered into a credit agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE IV, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE IV, LLC uses the proceeds from the credit facility to acquire receivables from Opportunity Financial, LLC and OppWin, LLC, which the lender receives first priority lien on all of the entity’s assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is accounted for as senior debt in which this bankruptcy protected entity holds all assets on its balance sheet, which collateralize the debt. Opportunity Financial, LLC provides an unsecured financial guaranty in connection with this credit agreement.

In 2019, the Company entered into a credit agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE V, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE V, LLC uses the proceeds from the credit facility to acquire receivables from Opportunity Financial, LLC and OppWin, LLC, which the lender receives first priority lien on all of the entity’s assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is accounted for as senior debt in which this bankruptcy protected entity holds all assets on its balance sheet, which collateralize the debt.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 1.    Nature of Operations and Significant Accounting Policies (Continued)

In 2019, the Company entered into a credit agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE VI, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE VI, LLC uses the proceeds from the credit facility to acquire receivables from Opportunity Financial, LLC and OppWin, LLC, which the lender receives first priority lien on all of the entity’s assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is accounted for as senior debt in which this bankruptcy protected entity holds all assets on its balance sheet, which collateralize the debt.

The Company has entered into bank partnership arrangements with certain Utah-chartered banks (the Banks) insured by the FDIC. Under the terms and conditions of the agreement, the Banks originate finance receivables based on criteria provided by the Company. After an initial holding period, the Company has committed to acquire the participation rights to the finance receivables originated by the Banks. To facilitate these relationships, the Company formed OppWin, LLC, a Delaware Limited Liability Company and a wholly-owned subsidiary of Opportunity Financial, LLC. OppWin, LLC acquires the participation rights in the economic interest in the finance receivables originated by the Banks. Subsequently, OppWin, LLC sells these rights to Opportunity Funding SPE II, LLC, Opportunity Funding SPE III, LLC, Opportunity Funding SPE IV, LLC, Opportunity Funding SPE V, LLC and Opportunity Funding SPE VI, LLC, which in turn, pledge the participation rights to their respective lenders. The Company accounts for the participation rights as a finance receivable. As part of these bank partnership arrangements, the Banks have the ability to retain a percentage of the finance receivables they have originated. The Company’s economic interest and acquired participation rights are reduced by the percentage retained by the Banks.

Basis of Presentation: The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the US (GAAP) for interim financial information. The accompanying consolidated balance sheet as of December 31, 2020 is derived from the Company’s annual audited financial statements. In the opinion of the Company’s management, the unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the results and financial position for the periods presented. The results for the interim periods are not necessarily indicative of the results that may be expected for the full year or any other interim period.

The consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes for the year ended December 31, 2020. The Company believes that the disclosures are adequate to make the information presented not misleading.

Principles of consolidation: The consolidated financial statements include the accounts of the above named entities. Opportunity Funding SPE II, LLC, Opportunity Funding SPE III, LLC, Opportunity Funding SPE IV, LLC, Opportunity Funding SPE V, LLC, and Opportunity Funding SPE VI, LLC are special purpose entities holding finance receivables secured by lenders under a credit or preferred return agreement.

Opportunity Financial, LLC has identified Opportunity Funding SPE II, LLC, Opportunity Funding SPE III, LLC, Opportunity Funding SPE IV, LLC, Opportunity Funding SPE V, LLC, and Opportunity Funding SPE VI, LLC as variable interest entities (VIEs). Opportunity Financial, LLC is the sole equity member of these entities and directs the activities of the VIEs that most significantly impact economic performance. Additionally, the Company has the obligation to absorb losses of the VIEs that could potentially be significant. As the primary beneficiary of the VIEs, the Company has consolidated the financial statements of the VIEs. All significant intercompany transactions and balances have been eliminated in consolidation.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 1.    Nature of Operations and Significant Accounting Policies (Continued)

Segments: Segments are defined as components of an enterprise for which discrete financial information is available and evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s Chief Executive Officer and the Company’s Chief Financial Officer are collectively considered to be the CODM. The CODM reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance. The Company’s operations constitute a single reportable segment.

Significant accounting policies are as follows:

Use of estimates: The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions, including those impacted by COVID-19, that affect the reported amounts of assets, liabilities and operations and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

The judgements, assumptions, and estimates used by management are based on historical experience, management’s experience and qualitative factors. The areas subject to significant estimation techniques are the determination of fair value of installment finance receivables, the adequacy of the allowance for credit losses on finance receivables, and the adequacy of the reserve for repurchase liability. For the aforementioned estimates, it is reasonably possible the recorded amounts or related disclosures could significantly change in the near future as new information is available.

Income recognition: The Company recognizes finance charges on installment contracts and lines of credit based on the interest method. Under this method, interest is earned over the lives of the finance receivables to produce constant rates of interest (yields). Fees for returned payments approximate the cost of services provided and are recognized as incurred, assuming collectability is reasonably assured.

The Company discontinues and reverses the accrual of interest income on installment contracts at the earlier of 60 days past due based on a recency basis or 90 days past due based on a contractual basis. The accrual of income is not resumed until the account is current on a recency or contractual basis, at which time management considers collectability to be probable.

Cash and cash equivalents: The Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. All cash accounts are held in financially insured institutions, which may at times exceed federally insured limits. The Company has not experienced losses in such accounts. Management believes the Company’s exposure to credit risk is minimal for these accounts.

Restricted cash: Restricted cash consists of the following: (1) cash required to be held on reserve by the Company’s vendors for purposes of loan processing or funding; (2) cash required to be held for the Company’s guaranty on finance receivables under the terms of the Credit Access Business and Credit Service Organization programs (collectively, CSO program); (3) cash required to be held in blocked accounts held by the VIEs; and (4) cash required to be held on deposit in connection with the Company’s Bank Partnership Arrangement. All cash accounts are held in financially insured institutions, which may at times exceed federally insured limits. The Company has not experienced losses in such accounts. Management believes the Company’s exposure to credit risk is minimal for these accounts.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 1.    Nature of Operations and Significant Accounting Policies (Continued)

CSO arrangements: In Texas, the Company arranges for consumers to obtain finance receivable products from an independent third-party lender as part of the CSO program. The Company had also previously arranged for consumers to obtain finance receivable products from an independent third-party lender in Ohio as part of the CSO program. For the consumer finance receivable products originated by the third-party lender under the CSO program, the lender is responsible for providing the criteria by which the consumer’s application is underwritten and, if approved, determining the amount of the finance receivable. When a consumer executes an agreement with the Company under the CSO program, the Company agrees, for a fee payable to the Company by the consumer, to provide certain services to the consumer, one of which is to guarantee the consumer’s obligation to repay the finance receivable obtained by the consumer from the third-party lender if the consumer fails to do so.

On April 23, 2019, the Company discontinued the CSO program in Ohio and no new finance receivables were originated through this program after that date. As of June 30, 2021, there were no finance receivables remaining under the CSO program in Ohio.

On March 19, 2021, the Company discontinued the CSO program in Texas. As of June 30, 2021, finance receivables remaining under the CSO program in Texas totaled $319 thousand.

The guarantee represents an obligation to purchase specific finance receivables that are delinquent, secured by a collateral account established in favor of the respective lenders.

As of June 30, 2021 and December 31, 2020, the unpaid principal balance of off-balance sheet active finance receivables which were guaranteed by the Company was $319 thousand and $19,722 thousand, respectively. Upon the election of the fair value option for installment loan finance receivables on January 1, 2021, the Company released the reserve for repurchase liabilities as the income rights and related losses were included in the valuation of finance receivables at fair value, which was included in the fair value adjustment to retained earnings. As of December 31, 2020, the Company recorded a reserve for repurchase liabilities of $4,241 thousand, which represents the liability for estimated losses on finance receivables guaranteed. The Company used a similar methodology for determining the reserve for repurchase liabilities as it does for calculating the allowance for credit losses on finance receivables.

Under the terms of the CSO program, the Company is required to maintain a restricted cash balance equal to the guaranty, which is determined and settled on a weekly basis. On a daily basis, a receivable and/or payable is recorded to recognize the outstanding settlement balance. As of June 30, 2021 and December 31, 2020, the restricted cash balance held in a federally insured bank account related to the CSO program was $63 thousand and $3,069 thousand, respectively. As of June 30, 2021 and December 31, 2020, there was a payable balance of $104 thousand and $784 thousand, respectively, related to settlement which was included in accrued expenses on the consolidated balance sheets.

Participation rights purchase obligation: As part of the bank partnership arrangements, the Company is committed to acquiring the participation rights in the economic interest of these finance receivables originated by the Bank after the initial hold period. The issuing Bank earns interest during the initial hold period it owns the economic interest in the finance receivables. The Company provides certain services for these receivables in its capacity of sub-servicer pursuant to the terms of the servicing agreement between the Bank and the Company. The Company is committed to purchasing participation rights in the economic interest of outstanding finance receivables, net of bank partnership retention, plus accrued interest. For the six months ended June 30, 2021 and 2020, finance receivables originated through the bank partnership arrangements totaled 84% and 60%, respectively. As of June 30, 2021 and December 31, 2020, the unpaid principal balance of finance receivables outstanding for purchase was $10,000 thousand and $3,307 thousand, respectively.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 1.    Nature of Operations and Significant Accounting Policies (Continued)

Finance receivables: Prior to January 1, 2021, finance receivables, which management has the intent and ability to hold for the foreseeable future or until maturity or payoff, are reported based on outstanding unpaid principal balance net of accrued interest and fees, unamortized loan origination costs and the allowance for credit losses.

On January 1, 2021, the Company elected the fair value option on its installment finance receivables. Accordingly, the related finance receivables are carried at fair value in the consolidated balance sheets and the changes in fair value are included in the consolidated statements of operations. To derive the fair value, the Company generally utilizes discounted cash flow analyses that factor in estimated losses and prepayments over the estimated duration of the underlying assets. Loss and prepayment assumptions are determined using historical loss data and include appropriate consideration of recent trends and anticipated future performance. Future cash flows are discounted using a rate of return that the Company believes a market participant would require. Accrued interest and fees are included in “Finance receivables” in the consolidated balance sheets. Interest income is included in “Interest and loan related income, net” in the consolidated statements of operations.

The Company did not elect the fair value option on its SalaryTap finance receivables as this product launched in November 2020 and inputs for fair value are not yet determined. Accordingly, the related finance receivables are carried at amortized cost, net of allowance for credit losses.

Loan origination costs: Direct costs incurred for the origination of finance receivables are deferred and amortized over the average life of the customer using the straight-line method. Prior to the election of the fair value option of its installment loans, direct costs incurred for the origination of these finance receivables include underwriting fees, employee salaries and benefits directly related to the origination of the loan and program fees. Loan origination costs also include direct costs incurred for directly acquiring a customer; these costs are deferred and amortized over the average life of the customer using the straight-line method. With the election of the fair value option, loan origination costs related to the origination of installment finance receivables are expensed when incurred.

Allowance for credit losses on finance receivables: Prior to January 1, 2021, the Company used a static pool methodology for determining the adequacy of the allowance for credit losses on all finance receivables. Subsequent to January 1, 2021, the Company obtained and will continue to leverage competitive data for determining the adequacy of the allowance for credit losses on its SalaryTap finance receivables for estimated losses until sufficient Company performance data exists. A provision for credit losses on finance receivables is recorded when the allowance for credit losses is determined to be insufficient to absorb estimated losses. Such provisions are charged to income in amounts sufficient to maintain the allowance for losses on finance receivables at an adequate level. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing finance receivables based on an evaluation of the collectability of the finance receivables and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the finance receivable portfolio, overall portfolio quality and current economic conditions that may affect the borrower’s ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in any of the factors.

The Company’s charge-off policy is based on a review of delinquent finance receivables on a loan by loan basis. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when the Company receives notification of a customer bankruptcy, or is otherwise deemed uncollectible.

The allowance consists of quantitative and qualitative factors. The quantitative factors are based on historical charge-off experience. The qualitative factors are determined based on management’s assessment of internal and/or external influences on credit quality that are not fully reflected in the historical losses.

Finance receivables are considered small balance homogeneous receivables and are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual small balance homogeneous receivables for impairment disclosures, unless such receivables are the subject of a restructuring agreement.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 1.    Nature of Operations and Significant Accounting Policies (Continued)

Delinquency: The Company determines the past due status on a recency basis, which is defined as the last time a qualifying payment is made on an account. Finance receivables are considered delinquent at 30 days or more past due. Prior to May 2020, a qualifying payment was considered to be 50% of the scheduled payment. In May 2020, the policy was changed to consider 90% of the scheduled payment as a qualifying payment.

Troubled debt restructurings: As the terms of the receivables are typically not renegotiated and settlement offers are not typically made until after a receivable stops accruing interest income (up to 60 days delinquent), the only receivables considered to be impaired, or troubled debt restructurings, are: 1) those receivables where a settlement offer is made after receivables cease accruing interest, which may result in a modification of contractual terms, 2) the Company has received notification that a borrower is working with a third party to settle debt on his/her behalf and 3) customers who have entered into the Company’s short-term or long-term hardship programs. As of June 30, 2021 and December 31, 2020, management determined the balance of troubled debt restructuring receivables to be immaterial to the consolidated financial statements as a whole. As such, substantially all disclosures relating to impaired finance receivables, and troubled debt restructuring, have been omitted from these consolidated financial statements.

Property and equipment: Furniture, equipment, and leasehold improvements are stated at cost. Provisions for depreciation and amortization of furniture, equipment, and leasehold improvements are computed under both straight-line and accelerated methods for financial reporting and income tax purposes, based on the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the useful life of the assets or the term of the lease.

Capitalized technology: Software development costs related to internal use software are incurred in three stages of development: the preliminary project stage, the application development stage, and the post-implementation stage. Costs incurred during the preliminary project and post-implementation stages are expensed as incurred. Costs incurred during the application development stage that meet the criteria for capitalization are capitalized and amortized, when the software is ready for its intended use, using the straight-line basis, over the estimated useful life of the software. The Company capitalized software costs associated with application development totaling $3,337 thousand and $2,278 for the three months ended June 30, 2021 and 2020, respectively, and $6,073 thousand and $4,124 thousand for the six months ended June 30, 2021 and June 30, 2020, respectively. Amortization expense, which is included in depreciation and amortization on the consolidated statements of operations, totaled $2,178 thousand and $1,407 thousand for the three months ended June 30, 2021 and 2020, respectively, and $4,120 thousand and $2,650 thousand for the six months ended June 30, 2021 and 2020, respectively.

Debt issuance costs: Debt issuance costs are capitalized and amortized based on the contractual terms of the related debt agreements using the interest method for fixed-term debt and the straight-line method for all other debt.

Transfer and servicing of financial assets: After a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. The transfers of assets for debt purposes have been accounted for as secured and senior borrowings and the related assets and borrowings are retained on the consolidated balance sheets and no gain or loss has been recognized in the consolidated statements of operations.

Income taxes: The Company is a Limited Liability Corporation taxed as a partnership.

Based on terms of the Company’s Operating Agreement, the Company shall terminate upon the first to occur of the following: (a) The consent of the board of managers; (b) the sale or other disposition of all or substantially all of the assets of the Company; or (c) decree of judicial dissolution pursuant to the Act. Additionally, the death, incompetence, bankruptcy, insolvency or dissolution of a member shall not terminate the Company.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 1.    Nature of Operations and Significant Accounting Policies (Continued)

Profits and losses of the Company are allocated to preferred unit holders in proportion to their respective percentage interests. If cash flow is available for distribution or payment, the Manager may, but shall be under no obligation to, utilize such available cash flow, as follows: (1) as a distribution to the preferred unit holders, in proportion to and to the extent of each unit holder’s unreturned capital contributions and (2) remaining proceeds shall be distributed to holders holding participating profit unit interest, in proportion to their respective participating percentage interests.

The taxable income or loss of the Company is included in the income tax returns of the members; accordingly, no provision for income tax expense or benefit is reflected in the accompanying consolidated financial statements. However, the Company is subject to certain business taxes in some states, which are included in expenses. The Company also recognizes interest and penalties on income taxes as a component of expenses. The Company’s tax returns and the amount of allocable profits or losses are subject to examination by federal and state taxing authorities. The tax liability of the members could be modified if such an examination results in changes to the Company’s profits or losses.

As long as the Company’s partnership income tax election remains in effect, the Company may, from time-to-time, pay distributions to its members in amounts sufficient to enable the members to pay taxes due on their share of the Company’s items of income, deduction, losses and credits which has been allocated to them for reporting on their individual income tax returns.

The Company accounts for uncertainty in income taxes which arises based on determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. The Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods. The Company did not have any significant uncertain tax positions as of June 30, 2021 and December 31, 2020.

The Company is no longer subject to U.S. federal or state and local income tax examinations by tax authorities for years before 2017.

Government regulation: The Company is subject to complex regulation, supervision and licensing under various federal, state, local statutes, ordinances, regulations, rules and guidance. The Company must comply with federal laws as well as regulations adopted to implement those laws.

In July 2010, the U.S. Congress passed the Dodd-Frank Act, and Title X of the Dodd-Frank Act created the Consumer Financial Protection Bureau (CFPB), which regulates U.S. consumer financial products and services, including consumer loans offered by the Company. The CFPB has regulatory, supervisory and enforcement powers over providers of consumer financial products and services, including explicit supervisory authority to examine and require registration of such providers.

Fair value disclosure: The Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 established a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable inputs. Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 1.    Nature of Operations and Significant Accounting Policies (Continued)

ASC 820 provides a framework for measuring fair value under generally accepted accounting principles. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various methods including market, income and cost approaches. Based on these approaches, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the nature of the inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1 - Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuations for assets and liabilities traded in less-active dealer or broker markets. Valuations are obtained from third-party pricing services for identical or similar assets or liabilities.

Level 3 - Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

Accounting pronouncements issued and adopted: In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The amendments in ASU 2016-13 replace the incurred loss impairment methodology in current GAAP with a methodology that reflects lifetime expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. In April 2019 and November 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, respectively, which provide subsequent amendments to the initial guidance in ASU 2016-13. In May 2019, the FASB issued ASU 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief, which provides entities that have certain instruments within the scope of ASC 326-20, Financial Instruments—Credit Losses—Measured at Amortized Cost, with an option to irrevocably elect the fair value option in ASC 825-10, Financial Instruments—Overall, applied on an instrument-by-instrument basis for eligible instruments, upon adoption of ASU 2016-13.

The Company adopted ASU 2016-13 under the modified-retrospective method effective January 1, 2021 and elected the fair value option to account for installment finance receivables. The Company believes that the fair value option better reflects the value of its portfolio and its future economic performance as well as more closely aligns with the Company’s marginal decision-making processes that rely on risk based pricing and discounted cash flow methodologies. In accordance with the transition guidance, the Company (i) released the allowance for estimated losses on finance receivables at that date; (ii) released the unamortized net deferred origination costs at that date; (iii) released the reserve for repurchase liability on third-party lender losses; and (iv) measured the finance receivables at fair value. As a result of the adoption of this ASU, the Company’s finance receivables are carried at fair value with changes in fair value recognized directly in earnings and origination fees and costs are no longer eligible for deferral.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 1.    Nature of Operations and Significant Accounting Policies (Continued)

The following table summarizes the impact of adoption on the consolidated balance sheet as of January 1, 2021, as adjusted (in thousands):

Fair value adjustment to finance receivables	$23,584
Allowance for credit losses	55,031
Unamortized loan origination costs	(13,421)
Reserve for repurchase liability	4,241

Increase in retained earnings	$69,435

During the quarter ended June 30, 2021, the Company identified that upon adopting the fair value option of its installment finance receivables, the initial adjustment on January 1, 2021 was overstated by $1,817 thousand. This amount represents the estimated premium on the Company’s off-balance sheet finance receivables, which was adjusted in the current quarter ended June 30, 2021.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customers Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which broadens the scope of existing guidance applicable to internal-use software development costs. The update requires costs to be capitalized or expensed based on the nature of the costs and the project stage in which they are incurred subject to amortization and impairment guidance consistent with existing internal-use software development cost guidance. The guidance is effective for annual reporting periods beginning after December 31, 2020, with early adoption permitted. The adoption of ASU 2018-15 did not have a material impact on the Company’s consolidated financial statements.

Accounting pronouncements issued and not yet adopted: In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. In November 2019, the FASB issued ASU 2019-10, which defers the effective date of ASU 2016-02 one year, making it effective for annual reporting periods beginning after December 15, 2020, with early adoption permitted. In June 2020, the FASB issued ASU 2020-05, which defers the effective date of ASU 2019-10 one year, making it effective for annual reporting periods beginning after December 15, 2021, with early adoption permitted. The Company is currently evaluating the impact on the Company’s consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The purpose of ASU 2020-04 is to provide optional guidance for a period of time related to accounting for reference rate reform on financial reporting. It is intended to reduce the potential burden of reviewing contract modifications related to discontinued rates. The amendments and expedients in this update are effective as of March 12, 2020 through December 31, 2022 and may be elected by topic. The Company is currently evaluating the impact on the Company’s consolidated financial statements.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 2.    Finance Receivables

Finance Receivables at Fair Value: The components of installment finance receivables at fair value as of June 30, 2021 were as follows (in thousands):

June 30, 2021
Unpaid principal balance of finance receivables - accrual	$244,305
Unpaid principal balance of finance receivables - non-accrual	15,611

Unpaid principal balance of finance receivables	259,916

Finance receivables at fair value - accrual	286,190
Finance receivables at fair value - non-accrual	770

Finance receivables at fair value	286,960
Accrued interest and fees receivable	9,421

Finance receivables at fair value	296,381

Difference between unpaid principal balance and fair value	$27,044

The Company’s policy is to discontinue and reverse the accrual of interest income on installment finances receivables at the earlier of 60 days past due on a recency basis or 90 days past due on a contractual basis. As of June 30, 2021, the aggregate unpaid principal balance and fair value of installment finance receivables 90 days or more past due was $10,048 thousand and $495 thousand, respectively.

Changes in the fair value of installment finance receivables at fair value during the three months ended June 30, 2021 were as follows (in thousands):

Balance at the beginning of the period	$269,782
Originations of principal	231,475
Repayments of principal	(191,899)
Accrued interest and fees receivable	146
Charge-offs, net (1)	(17,322)
Adjustment to fair value	(1,817)
Net change in fair value (1)	6,016

Balance at the end of the period	$296,381

(1)	Included in “Change in fair value of finance receivables” in the Consolidated Statements of Operations.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 2.    Finance Receivables (Continued)

Changes in the fair value of installment finance receivables at fair value during the six months ended June 30, 2021 were as follows (in thousands):

Balance at the beginning of the period	$289,166
Originations of principal	427,317
Repayments of principal	(386,102)
Accrued interest and fees receivable	1,512
Charge-offs, net (1)	(37,155)
Adjustment to fair value	(1,817)
Net change in fair value (1)	3,460

Balance at the end of the period	$296,381

(1)	Included in “Change in fair value of finance receivables” in the Consolidated Statements of Operations.

Finance Receivables at Amortized Cost, net: Prior to January 1, 2021, the Company carried all finance receivables at amortized cost, including accrued interest and fees, unamortized loan origination costs, and allowance for credit losses. On January 1, 2021, the Company elected the fair value option for its installment finance receivables. The Company did not elect the fair value option for its SalaryTap finance receivables, which are carried at amortized cost. The components of finance receivables carried at amortized cost as of June 30, 2021 and December 31, 2020 were as follows (in thousands):

	June 30, 2021	December 31, 2020
Finance receivables	$142	$255,943
Accrued interest and fees	1	7,910
Unamortized loan origination costs	—	13,421
Allowance for credit losses	(11)	(55,031)

Finance receivables at amortized cost, net	$132	$222,243

Changes in the allowance for credit losses on finance receivables during the three and six months ended June 30, 2021 were as follows (in thousands):

	For the Three Months Ended
	June 30, 2021	June 30, 2020
Beginning balance	$7	$53,497
Provisions for credit losses on finance receivables	31	11,168
Finance receivables charged off	(27)	(23,826)
Recoveries of charge offs	—	3,019

Ending balance	$11	$43,858

	For the Six Months Ended
	June 30, 2021	June 30, 2020
Beginning balance	$55,031	$53,146
Effects of adopting fair value option	(55,031)	—
Provisions for credit losses on finance receivables	38	39,833
Finance receivables charged off	(27)	(54,796)
Recoveries of charge offs	—	5,675

Ending balance	$11	$43,858

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 2.    Finance Receivables (Continued)

Changes in the reserve for repurchase liability for third-party lender losses were as follows for the three months ended June 30, 2020 (in thousands):

Beginning balance, March 31, 2020	$4,446
Provision for repurchase liabilities	1,707
Finance receivables charged off	(3,214)
Recoveries of charge offs	241
Ending balance, June 30, 2020	$3,180

Changes in the reserve for repurchase liability for third-party lender losses were as follows for the six months ended June 30, 2020 (in thousands):

Beginning balance, December 31, 2019	$4,978
Provision for repurchase liabilities	5,042
Finance receivables charged off	(7,345)
Recoveries of charge offs	505

Ending balance, June 30, 2020	$3,180

The Company released the reserve for repurchase liability for third-party lender losses on January 1, 2021 upon election of the fair value option for its installment finance receivables. As such, there was no reserve for repurchase liability for third-party losses as of January 1, 2021 and thereafter.

The following is an assessment of the credit quality of finance receivables at amortized cost and presents the recency delinquency and contractual delinquency of the finance receivable portfolio as of June 30, 2021 and December 31, 2020 (in thousands):

	June 30, 2021		December 31, 2020
	Recency delinquency	Contractual delinquency	Recency delinquency	Contractual delinquency
Current	$142	$142	$240,623	$220,438
Delinquency
30-59 days	—	—	7,760	12,574
60-89 days	—	—	7,560	9,852
90+ days	—	—	—	13,079

Total delinquency	—	—	15,320	35,505

Finance receivables	$142	$142	$255,943	$255,943

In accordance with the Company’s income recognition policy, finance receivables in non-accrual status as of December 31, 2020 was $19,277 thousand. There were no finance receivables guaranteed by the Company under the CSO program which were greater than 90 days past due as of June 30, 2021 and December 31, 2020, which had not already been repurchased by the Company and included in the totals above.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 3.    Property, Equipment and Software, Net

Property, equipment and software consisted of the following (in thousands):

	June 30, 2021	December 31, 2020
Capitalized technology	$26,981	$20,908
Furniture, fixtures and equipment	3,613	3,228
Leasehold improvements	979	862

Total property, equipment and software	31,573	24,998
Less accumulated depreciation and amortization	(19,015)	(14,440)

Property, equipment and software, net	$12,558	$10,558

Depreciation and amortization expense for the three months ended June 30, 2021 and 2020 was $ 2,413 thousand and $1,579 thousand, respectively, and for the six months ended June 30, 2021 and 2020 was $4,577 thousand and $2,976 thousand, respectively.

Note 4.    Borrowings

The following is a summary of the Company’s borrowings (in thousands):

Purpose	Borrower	Borrowing Capacity	June, 30, 2021	December 31, 2020	Interest Rate as of June 30, 2021	Maturity Date
Secured borrowing payable	Opportunity Funding SPE II, LLC	$56,460	$17,649	$16,025	15.00%	October 2021

Senior debt
Revolving line of credit	Opportunity Financial, LLC	$—	$—	$5,000	LIBOR plus 2.50%	February 2022
Revolving line of credit	Opportunity Funding SPE III, LLC	175,000	87,500	59,200	LIBOR plus 6.00%	January 2024
Revolving line of credit	Opportunity Funding SPE V, LLC	75,000	37,500	24,222	LIBOR plus 7.25%	April 2023
Revolving line of credit	Opportunity Funding SPE VI, LLC	50,000	25,000	16,148	LIBOR plus 7.25%	April 2023
Revolving line of credit	Opportunity Funding SPE IV, LLC	25,000	8,300	12,506	LIBOR plus 4.25%	September 2021

Total revolving lines of credit		325,000	158,300	117,076

Term loan, net	Opportunity Financial, LLC	50,000	48,344	14,650	LIBOR plus 10.00%	March 2025

Total senior debt		$375,000	$206,644	$131,726

Subordinated debt - related party	Opportunity Financial, LLC	$—	$—	$4,000	14.00%	December 2023

Other debt	Opportunity Financial, LLC	$6,354	$6,354	$6,354	1.00%	April 2022

Secured borrowing payable: During 2017, Opportunity Funding SPE II, LLC entered into a preferred return agreement. Per the terms of the agreement, the finance receivables are grouped into quarterly pools. Collections are distributed on a pro rata basis after the payout of expenses to back-up servicer, servicer and other relevant parties. This agreement is secured by the assets of Opportunity Funding SPE II, LLC. The receivables are transferred to Opportunity Funding SPE II, LLC and OppWin LLC by Opportunity Financial, LLC, which has provided representations and warranties in connection with such sale. The agreement is subject to various financial covenants.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 4.     Borrowings (Continued)

During 2018, the SPE II, LLC preferred return agreement was amended. Opportunity Funding SPE II, LLC sells a 97.5 percent interest of certain unsecured finance receivables to the unrelated third party. Per the revised agreement, the unrelated third party earns a preferred return of 15 percent and a performance fee after the preferred return has been satisfied. The initial agreement expired August 1, 2018 and was then extended for one year. The agreement provides for two consecutive options to renew the purchase period for eighteen months. The unrelated third party exercised the first option, which provides a $65,000 thousand purchase commitment by the unrelated third party. After satisfaction of the purchase commitment, the agreement provides for a third option for an additional $100,000 thousand purchase commitment.

In May 2020, the SPE II, LLC preferred return agreement was amended. The unrelated third party exercised the option, which provides an additional $100,000 thousand purchase commitment, resulting in a total $165,000 thousand purchase commitment by the unrelated third party, of which $108,540 thousand and $79,816 thousand of finance receivables have been purchased with an active secured borrowing balance of $17,649 thousand and $16,025 thousand as of June 30, 2021 and December 31, 2020, respectively.

Interest expense related to this facility was $547 thousand and $372 thousand for the three months ended June 30, 2021 and 2020, respectively, and $1,372 thousand and $1,110 thousand for the six months ended June 30, 2021 and 2020, respectively. Additionally, the Company has capitalized $168 thousand in debt issuance costs in connection with this transaction . Amortized debt issuance costs was $12 thousand and $12 thousand for the three months ended June 30, 2021 and 2020, respectively, and $25 thousand and $25 thousand for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of unamortized debt issuance costs associated with this facility was $ 4 thousand and $30 thousand, respectively.

Senior debt: On August 13, 2018, the Company entered into a corporate credit agreement with a maximum available amount of $10,000 thousand. Interest is payable monthly. The facility is secured by the Company’s assets and certain brokerage assets made available by the Schwartz Capital Group (SCG), a related party. The agreement is subject to various financial covenants. On August 6, 2020, the corporate credit agreement was amended, and the maturity date was extended to February 2022.

On March 23, 2021, the borrowings under this revolving credit agreement were paid in full. Subsequent to repayment, the Company terminated the revolving credit agreement. Interest expense paid related to the revolving credit agreement totaled $31 thousand for the three months ended June 30, 2020. Interest expense paid related to the revolving credit agreement totaled $35 thousand and $84 thousand for the six months ended June 30, 2021 and 2020, respectively. Additionally, the Company has capitalized $294 thousand in debt issuance costs in connection with this transaction. For the three months ended June 30, 2021 and 2020, there were no amortized debt issuance costs. For the six months ended June 30, 2021 and 2020, amortized debt issuance costs were $21 thousand and $16 thousand, respectively. As of December 31, 2020, the remaining balance of unamortized debt issuance costs associated with the facility was $21 thousand.

On January 23, 2018, Opportunity Funding SPE III, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $75,000 thousand. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE III, LLC. Opportunity Financial, LLC provides certain representations and warranties. The line of credit agreement is subject to a borrowing base threshold and various financial covenants, including maintaining a minimum tangible net worth and maximum senior debt to equity.

On January 31, 2020, the revolving line of credit agreement was amended to increase the aggregate commitment to $175,000 thousand. The amendment also changes the interest rate to one-month LIBOR plus 6 percent with a 2 percent LIBOR floor. The agreement matures in January 2024.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 4.    Borrowings (Continued)

Interest expense related to this facility was $1,887 thousand and $2,017 thousand for the three months ended June 30, 2021 and 2020, respectively, and $3,186 thousand and $4,537 thousand for the six months ended June 30, 2021 and 2020, respectively. Additionally, the Company has capitalized $2,098 thousand in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $176 thousand and $169 thousand for the three months ended June 30, 2021 and 2020, respectively, and $352 thousand and $394 thousand for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of unamortized debt issuance costs associated with the facility was $1,118 and $1,453, respectively.

In April 2019, Opportunity Funding SPE V, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $75,000 thousand. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE V, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments.

Interest expense related to this facility was $955 thousand and $943 thousand for the three months ended June 30, 2021 and 2020, respectively, and $1,565 thousand and $2,000 thousand for the six months ended June 30, 2021 and 2020, respectively. Additionally, the Company has capitalized $1,158 thousand in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $107 thousand and $95 thousand for the three months ended June 30, 2021 and 2020, respectively, and $212 thousand and $183 thousand for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of unamortized debt issuance costs associated with this facility was $336 thousand and $538 thousand, respectively.

In April 2019, Opportunity Funding SPE VI, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $50,000 thousand. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE VI, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments.

Interest expense related to this facility was $637 thousand and $641 thousand for the three months ended June 30, 2021 and 2020, respectively, and $1,044 thousand and $1,348 thousand for the six months ended June 30, 2021 and 2020, respectively. Additionally, the Company has capitalized $918 thousand in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $82 thousand and $75 thousand for the three months ended June 30, 2021 and 2020, respectively, and $164 thousand and $151 thousand for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of unamortized debt issuance costs associated with this facility was $260 thousand and $425 thousand, respectively.

In August 2019, Opportunity Funding SPE IV, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $25,000 thousand. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE IV, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt, as well as an unsecured guaranty. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments.

Interest expense related to this facility was $111 thousand and $117 thousand for the three months ended June 30, 2021 and 2020, respectively, and $222 thousand and $297 thousand for the six months ended June 30, 2021 and 2020, respectively. Additionally, the Company has capitalized $550 thousand in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $155 thousand and $50 thousand for the three months ended June 30, 2021 and 2020, respectively, and $215 thousand and $96 thousand for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of unamortized debt issuance costs associated with this facility was $67 thousand and $131 thousand, respectively.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 4.    Borrowings (Continued)

In November 2018, Opportunity Financial, LLC entered into a $25,000 thousand senior secured multi-draw term loan agreement, which is secured by a senior secured claim on Opportunity Financial, LLC’s assets and a second lien interest in the receivables owned by Opportunity Funding SPE III, LLC, Opportunity Funding SPE V, LLC, and Opportunity Funding SPE VI, LLC. Interest is payable monthly. The loan agreement is subject to various financial covenants. Per the terms of the loan agreement, Opportunity Financial, LLC has issued warrants to the lender. In April 2020, the Company exercised an option to increase the facility commitment amount to $50,000 thousand.

On March 23, 2021, the senior secured multi-draw term loan agreement was amended to decrease the interest rate from LIBOR plus 12% to LIBOR plus 14% and extend the maturity date to March 23, 2025. On March 30, 2021, the Company drew the remaining $35,000 thousand available commitment. As of June 30, 2021 and December 31, 2020, the outstanding balances of $50,000 thousand and $15,000 thousand are net of unamortized discount of $14 thousand and $19 thousand, respectively, and unamortized debt issuance costs of $1,641 thousand and $331 thousand, respectively.

Interest expense related to this facility was $1,528 thousand and $663 thousand for the three months ended June 30, 2021 and 2020, respectively, and $2,192 thousand and $1, 295 thousand for the six months ended June 30, 2021 and 2020, respectively. Additionally, the Company has capitalized $2,295 thousand in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $110 thousand and $57 thousand for the three months ended June 30, 2021 and 2020, respectively, and $173 thousand and $113 thousand for the six months ended June 30, 2021 and 2020, respectively.

Subordinated debt - related party: The Company has an unsecured line of credit agreement with SCG, a related party, with a maximum available amount of $4,000 thousand. Interest due on this facility is paid quarterly, and the outstanding balance is due at maturity. Subordinated debt is subject to the same debt covenants as senior debt facilities. On March 30, 2021, the borrowings under this unsecured line of credit agreement were paid in full.

Interest expense related to this related party transaction was $139 thousand for the three months ended June 30, 2020. Interest expense was $137 thousand and $279 thousand for the six months ended June 30, 2021 and 2020, respectively.

Other debt: On April 13, 2020, the Company obtained an unsecured loan in the amount of $6,354 thousand from a bank in connection with the U.S. Small Business Administration’s (SBA) Paycheck Protection Program (the PPP Loan). Pursuant to the Paycheck Protection Program, all or a portion of the PPP Loan may be forgiven if the Company uses the proceeds of the PPP Loan for its payroll costs and other expenses in accordance with the requirements of the Paycheck Protection Program. The Company used the proceeds of the PPP Loan for payroll costs and other covered expenses and sought full forgiveness of the PPP Loan, but there can be no assurance that the Company will obtain any forgiveness of the PPP Loan.

If the PPP Loan is not fully forgiven, the Company will remain liable for the full and punctual payment of the outstanding principal balance plus accrued and unpaid interest. The Company submitted the forgiveness application on November 14, 2020. The SBA has not completed its review of the Company’s eligibility for forgiveness. If the SBA determines that the loan is not fully forgiven, the first payment would be due no earlier than 30 days after the date a decision is reached on the loan forgiveness.

Interest accrued and expensed related to this unsecured loan was $77 thousand for the three months ended June 30, 2021 and $77 thousand for the six months ended June 30, 2021.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 4.    Borrowings (Continued)

As of June 30, 2021, required payments for all borrowings, excluding secured borrowing and revolving lines of credit, for each of the next five years are as follows (in thousands):

Year	Amount
Remainder of 2021	$3,177
2022	3,177
2023	—
2024	—
2025	50,000

Total	$56,354

Note 5.    Warrants

In November 2018, in conjunction with the Company entering into a senior secured multi-draw term loan, Opportunity Finance, LLC issued warrant units to the lender. At close, warrant units equal to 1.0 percent of the total outstanding fully diluted units of equity (preferred units plus class A units) of Opportunity Financial, LLC were issued. Under the terms of the loan agreement, borrowings are subject to additional warrants equal to 0.5 percent of the total outstanding fully diluted units of equity as additional debt is drawn on the facility up to $10,000 thousand. The Company uses an unrelated third party to estimate the fair value of the warrant units issued.

The fair value of the warrant units was estimated using an option pricing model that used the following assumptions:

	June 30, 2021	December 31, 2020
Expected term	3 years	3 years
Volatility	49.0%	52.0%
Discount for lack of marketability	35.0%	45.0%
Risk free rate	0.3%	0.2%

The total proceeds were allocated on a relative fair value basis to the two instruments issued in conjunction and the amount allocated to the warrant units also represented a discount to the debt which is being amortized into interest expense over the term of the agreement. As of June 30, 2021 and December 31, 2020, the fair value of the warrant unit liability was $4,629 thousand and $1,309 thousand, respectively, and is included in accrued expenses in the consolidated balance sheets.

Note 6.    Members’ Equity

The Company has two classes of partnership interests, preferred unit and profit unit interest.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 6.    Members’ Equity (Continued)

Preferred Unit: Preferred units holders have 100% of the voting rights of the Company and receive distributions, up to unit holders’ cumulative contribution, prior to profit unit interest members. In addition, preferred unit holders have preemptive rights regarding issuance of any securities and the ability to call special meetings. Each Preferred Member shall have the right to vote on matters on which Members may vote with each Preferred Share having one vote. The CEO Manager shall have one vote for each matter voted upon by the Board of Managers and each Founding Manager shall have the greater of: (i) two votes for each matter voted upon by the Board of Managers; and (ii) a number of votes which when added to the number of votes of each of the other Founding Managers results in the Founding Managers having a majority of the votes of the Board of Managers.

Profit Unit Interest: The Operating Agreement was amended in December 2015 to create Class A units to facilitate in the issuance of profit unit interest or Participating Class A Units. Profit unit interest holders have no right to vote or otherwise participate in any discussions of the interest holders, or any right to receive information concerning the Company. The holders of the profit unit interest shall not participate in distribution of income or gain of the Company until the preferred unit holders have received cumulative non-tax distributions equal to capital contributions. The Company has not made non-tax distributions to date. As of June 30, 2021, there have been 12,147,335 units authorized and granted for profit unit interest. The units vest partially on time thresholds over a four-year period based on the vesting schedule and other contractual terms presented in each participant’s agreement; and partially upon performance thresholds including a sale of the Company or based on Company distributions to shareholders.

As of June 30, 2021 and December 31, 2020, the contractually vested units outstanding were 10,312,113 and 7,463,802, respectively.

In accordance with authoritative guidance for equity-based compensation, the Company determines expense based on the measurement date fair value. The Company uses the Black-Scholes option-pricing model to determine the fair value of the profit unit interest. Compensation cost is recognized ratably over the contractually stated vesting period.

Total compensation expense for the three and six months ended June 30, 2021 was $180 thousand and $229 thousand, respectively. There was no compensation expense for the three and six months ended June 30, 2020. The compensation expense accounted for all vested units based on the following assumptions:

June 30, 2021
Expected term	3 years
Volatility	68.0%
Discount for lack of marketability	45.0%
Risk free rate	0.2%

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 6.    Members’ Equity (Continued)

The following table summarizes data concerning the profit unit interest (units in thousands):

	Units	Avg Fair Value at Grant Date
Outstanding at December 31, 2019	9,799	$0.05
Granted	2,414	$0.17
Forfeited	(11)	$0.03

Outstanding at December 31, 2020	12,202	$0.08

Granted	—	—
Forfeited	(55)	$0.08

Outstanding at March 31, 2021	12,147	$0.08

Granted	—	—
Forfeited	—	—

Outstanding at June 30, 2021	12,147	$0.08

The following table provides information pertaining to non-vested units (units in thousands):

	Units	Avg Fair Value at Grant Date
Non-vested units at December 31, 2019	3,467	$0.10
Granted	2,414	$0.17
Vested	(1,132)	$0.13
Forfeited	(11)	$0.03

Non-vested units at December 31, 2020	4,738	$0.12

Granted	—	—
Vested	(326)	$0.15
Forfeited	(55)	$0.08

Non-vested units at March 31, 2021	4,357	$0.12

Granted	—	—
Vested	(2,522)	$0.07
Forfeited	—	—

Non-vested units at June 30, 2021	1,835	$0.20

As of June 30, 2021 and December 31, 2020, unrecognized compensation expense was $324 thousand and $386 thousand, respectively.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 7.    Interest and Loan Related Income, Net

The following tables summarize interest and loan related income, net, for the three and six months ended June 30 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30, 2021
	2021	2020	2021	2020
Interest and loan related income, gross	$78,030	$73,495	$162,133	$162,340
Amortization of loan origination costs	—	(12,330)	—	(26,646)

Interest and loan related income, net	$78,030	$61,165	$162,133	$135,694

Note 8.    Interest Expense and Amortized Debt Issuance Costs

The following tables summarize interest expense and amortized debt issuance costs for the three and six months ended June 30 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Interest expense	$5,743	$4,785	$9,693	$10,672
Amortized debt issuance costs	642	457	1,163	977

Interest expense and amortized debt issuance costs	$6,385	$5,242	$10,856	$11,649

Note 9.    Variable Interest Entities

The following table summarizes the carrying amounts of the variable interest entities’ assets and liabilities included in Opportunity Financial, LLC’s consolidated balance sheets, prior to intercompany eliminations, as of June 30, 2021 and December 31, 2020 (in thousands):

	June 30, 2021	December 31, 2020
Assets:
Cash and cash equivalents	$—	$127
Restricted cash	54,627	12,350
Finance receivables at fair value	253,164	—
Finance receivables at amortized cost, net	—	148,473
Debt issuance costs, net	1,786	2,576
Other assets	18	26

Liabilities:
Accounts payable	$7	$49
Accrued expenses	1,581	1,647
Secured borrowing payable	17,649	16,025
Senior debt	158,300	112,076

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 10.    Fair Value Measurements

Fair value on a nonrecurring basis: The Company has no assets or liabilities measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances.

Fair value measurement on a recurring basis: Effective January 1, 2021, the Company elected the fair value option to account for its installment finance receivables. Prior to that, the Company only had warrant units that were measured at fair market value on a recurring basis.

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2021 and December 31, 2020 are as follows (in thousands):

	Carrying Value	Fair Value Measurements
	June 30, 2021	Level 1	Level 2	Level 3
Financial assets
Finance receivables at fair value (1)	$296,381	—	—	$296,381

Financial liabilities
Warrant units (2)	(4,629)	—	—	(4,629)

	Carrying Value	Fair Value Measurements
	December 31, 2020	Level 1	Level 2	Level 3
Financial liabilities
Warrant units (2)	$(1,309)	—	—	$(1,309)

(1)

The Company primarily estimates the fair value of its installment finance receivables portfolio using discounted cash flow models that have been internally developed. The models use inputs that are unobservable but reflect the Company’s best estimates of the assumptions a market participant would use to calculate fair value. The following table presents quantitative information about the significant unobservable inputs used for the Company’s installment finance receivables fair value measurements as of June 30, 2021:

June 30, 2021
Interest rate on finance receivables	149.00%
Discount rate	21.60%
Servicing fee*	-5.03%
Remaining life	0.578 years
Default rate*	19.60%
Accrued interest*	3.60%
Prepayment rate*	21.80%

*	Stated as a percentage of finance receivables
(2)

The estimated fair value of the warrant units is calculated using an option pricing model. The resulting fair value measurement is categorized as a Level 3 measurement. For the three and six months ended June 30, 2021, warrant expense was $3,320 thousand. For the three and six months ended June 30, 2020, there was no warrant expense. Warrant expense is included in general, administrative, and other in the consolidated statements of operations.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 10.    Fair Value Measurements (Continued)

Financial assets and liabilities not measured at fair value: The following table presents the carrying value and estimated fair values of financial assets and liabilities disclosed but not carried at fair value and the level within the fair value hierarchy as of June 30, 2021 (in thousands):

	Carrying Value	Fair Value Measurements
	June 30, 2021	Level 1	Level 2	Level 3
Assets
Cash and cash equivalents	$55,253	$55,253	$—	$—
Restricted cash	65,526	65,526	—	—
Finance receivables at amortized cost, net	132	—	—	132

Liabilities:
Secured borrowing payable	17,649	—	—	17,649
Senior debt, net	206,644	—	—	206,644
Other debt	6,354	—	—	6,354

The following table presents the carrying value and estimated fair values of financial assets and liabilities disclosed but not carried at fair value and the level within the fair value hierarchy as of December 31, 2020 (in thousands):

	Carrying Value	Fair Value Measurements
	December 31, 2020	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$25,601	$25,601	$—	$—
Restricted cash	20,056	20,056	—	—
Finance receivables at amortized cost, net	222,243	—	—	287,437

Liabilities:
Reserve for repurchase liability	4,241	—	—	4,241
Secured borrowing payable	16,025	—	—	16,025
Senior debt, net	131,726	—	—	131,726
Subordinated debt - related party	4,000	—	—	4,000
Other debt	6,354	—	—	6,354

Note 11.    Commitments, Contingencies and Related Party Transactions

Commitment: The Company leases its office facilities under a non-cancelable operating lease agreement with an unrelated party. On November 26, 2019, the Company amended the lease agreement to rent additional office space. The amendment reduced the required deposit of a letter of credit from $1,500 thousand to $1,000 thousand, which would be paid to the lessor in the event of default. On June 29, 2021, the required deposit of a letter of credit associated with the agreement was increased to $1,750 thousand. As of June 30, 2021 and December 31, 2020, there were no outstanding balances on the letter of credit. The amendment also extended the expiration date to September 2030.

Rent expense, which is included in occupancy expense in the consolidated statements of operations, totaled $875 thousand and $701 thousand for the three months ended June 30, 2021 and 2020, respectively, and $1,750 thousand and $1,404 thousand for the six months ended June 30, 2021 and 2020, respectively.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 11.    Commitments, Contingencies and Related Party Transactions (Continued)

Future minimum lease payments as of June 30, 2021 are as follows (in thousands):

Year	Amount
Remainder of 2021	$1,095
2022	2,271
2023	2,339
2024	2,410
2025	2,482
Thereafter	12,840

Total	$23,437

Legal contingencies: Due to the nature of its business activities, the Company is subject to extensive regulations and threatened legal action which arises in the normal course of business.

The Company has received inquiries from certain agencies and states on its lending compliance, the validity of the bank partnership model, and its ability to facilitate the servicing of bank originated loans. Management is confident that its lending practices and the bank partnership structure, in addition to the Company’s technologies, services, and overall relationship with its bank partners, complies with state and federal laws. However, the inquiries are still in process and the outcome is unknown at this time.

In the opinion of management, after considering the advice of its legal counsel, there is no pending or threatened legal action of any material consequence as of June 30, 2021 and December 31, 2020 and that any reasonably possible losses in addition to amounts accrued are not material to the financial statements.

Related party transactions: In August 2020, the Company entered into a Management Fee Agreement (the Agreement) with SCG. Per the Agreement, SCG provides board and advisory services. For the three and six months ended June 30, 2021, management fees totaled $175 thousand and $350 thousand, respectively.

Note 12.    Concentration of Credit Risk

As of June 30, 2021, the Company’s portfolio of finance receivables is concentrated to consumers living primarily in Florida and Texas, which make up approximately 13 percent and 11 percent, respectively, of the gross receivable portfolio. There were no other states that make up more than 10 percent or more of the Company’s portfolio of finance receivables. As of December 31, 2020, the Company’s portfolio of finance receivables is concentrated to consumers living primarily in Florida and Illinois, which make up approximately 14 percent and 13 percent, respectively, of the gross receivable portfolio. Furthermore, such consumers’ ability to honor their installment contracts may be affected by economic conditions in these areas. The Company is also exposed to a concentration of credit risk inherent in providing alternate financing programs to borrowers who cannot obtain traditional bank financing.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 13.    Retirement Plan

The Company sponsors a 401(k) retirement plan (the Plan) for its employees. Full time employees (except non-resident aliens) who are age 21 and older are eligible to participate in the Plan. The Plan participants may elect to contribute a portion of their eligible compensation to the Plan. The Company has elected a matching contribution up to 4% on eligible employee compensation. The Company’s contribution, which is included in salaries and employee benefits in the consolidated statements of operations, totaled $383 thousand and $275 thousand for the three months ended June 30, 2021 and 2020, respectively, and $726 thousand and $538 thousand for the six months ended June 30, 2021 and 2020, respectively.

Note 14.    Earnings Per Unit

The Company computes earnings per unit (EPU) of preferred unit and profit unit interest using the two-class method required for participating securities. Refer to Note 6, Members’ Equity, for discussion of the Company’s classes of partnership interests. Refer to the accompanying pro forma financial statements for discussion regarding anticipated impact of the business combination on EPU. The following tables set forth the computation of the Company’s basic and diluted earnings per unit for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,
	2021		2020
(in thousands except per unit and per unit data)	Preferred Unit	Profit Unit Interest	Preferred Unit	Profit Unit Interest
Numerator:
Net income available to unit holders	$13,884	$4,103	$20,141	$4,978

Denominator:
Weighted average units outstanding - basic	41,102,500	12,147,335	41,102,500	10,159,227
Diluted common unit equivalents	228,504	—	—	—

Weighted average units outstanding - diluted	41,331,004	12,147,335	41,102,500	10,159,227

Basic earnings per unit	$0.34	$0.34	$0.49	$0.49
Diluted earnings per unit	$0.34	$0.34	$0.49	$0.49

	Six Months Ended June 30,
	2021		2020
(in thousands except per unit and per unit data)	Preferred Unit	Profit Unit Interest	Preferred Unit	Profit Unit Interest
Numerator:
Net income available to unit holders	$35,547	$6,824	$36,252	$5,764

Denominator:
Weighted average units outstanding - basic	41,102,500	12,170,168	41,102,500	9,974,632
Diluted common unit equivalents	228,504	—	—	—

Weighted average units outstanding - diluted	41,331,004	12,170,168	41,102,500	9,974,632

Basic earnings per unit	$0.86	$0.56	$0.88	$0.58
Diluted earnings per unit	$0.86	$0.56	$0.88	$0.58

As of June 30, 2021 and 2020, there were warrants representing 282,955 units and 511,459 units, respectively, that were anti-dilutive. For the three and six months ended June 30, 2021, there were 228,504 dilutive common unit equivalents. For the three and six months ended June 30, 2020, there were no dilutive common unit equivalents.

Note 15.    Subsequent Events

The Company has evaluated the impact of events that have occurred through the date these financial statements were issued and identified the following events that required disclosure.

Business Combination: On February 9, 2021, the Company entered into a definitive business combination agreement with FG New America Acquisition Corp., a special purpose acquisition corporation, that would result in the Company becoming a public company. The business combination was closed on July 20, 2021.

Senior Debt: On August 6, 2021, the Company entered into an amendment to the credit agreement with an unrelated third party for Opportunity Funding SPE IV, LLC which, among other things, extends the scheduled termination date of the credit agreement from August 19, 2021 to September 30, 2021 and amends certain of the financial covenants in the credit agreement.